CERTIFICATE OF OWNERSHIP AND MERGER
                                     BETWEEN
                                   @EBS, INC.
                                       AND
                       ELECTORNIC BUSINESS SERVICES, INC.

                       CERTIFICATE OF OWNERSHIP AND MERGER

                                       OF

                                   @EBS, INC.

                             (A FLORIDA CORPORATION)

                                      INTO

                       ELECTRONIC BUSINESS SERVICES, INC.

                            (A DELAWARE CORPORATION)


It is hereby certified that:

                  1. @ebs, inc. ("@ebs") is a corporation of the State of Florida ("@ebs"), the laws of which permit a merger of a corporation of that jurisdiction with a corporation of another jurisdiction.

                  2. @ebs, as the owner of all of the outstanding shares of each class of the stock of Electronic Business Services, Inc., hereby merges itself into Electronic Business Services, Inc., a corporation of the State of Delaware ("EBSI").

                  3. The following is a copy of the resolutions adopted on the 20th day of September, 1999, by the Board of Directors of @ebs to merge @ebs into EBSI:

                  RESOLVED that @ebs be reincorporated in the State of Delaware by merging itself into Electronic Business Services, Inc. ("EBSI") pursuant to the laws of the State of Florida and the State of Delaware as hereinafter provided, so that the separate existence of @ebs shall cease as soon as the merger shall become effective, and thereupon @ebs and EBSI will become a single corporation, which shall continue to exist under, and governed by, the laws of the State of Delaware.

                  RESOLVED that the terms and conditions of the proposed merger are as follows:

                  (a) From and after the effective time of the merger, all of the estate, property, rights, privileges, powers, and franchises of @ebs shall become vested in and be held by EBSI as fully entirely and without change or diminution as the same were before held and enjoyed by @ebs, and EBSI shall assume all of the obligators of @ebs.


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                  (b) No pro rata  issuance of the shares of stock of EBSI which are owned by @ebs immediately prior to the effective time of the merger shall be made, and such shares shall be surrendered and extinguished.

                  (c) Each share of capital stock of @ebs which shall be issued and outstanding immediately prior to the effective time of the merger shall be converted into one (1) issued and outstanding share of similarly designated capital stock of EBSI, and, from and after the effective time of the merger, the holders of all of said issued and outstanding shares of capital stock of @ebs shall automatically be and become holders of shares of EBSI upon the basis above specified, whether or not certificates representing said shares are then issued and delivered.

                  (d) After the effective time of the merger, each holder of record of any outstanding certificate or certificates theretofore representing common stock of @ebs may surrender the same to EBSI at its office in Fort Lauderdale, Florida or to its transfer agent and such holder shall be entitled upon such surrender to receive in exchange therefor a certificate or certificates representing and equal number of shares of common stock of EBSI. Until so surrendered, each outstanding certificate which prior to the effective time of the merger represented one or more shares of common stock of @ebs shall be deemed for all corporate purposes to evidence ownership of an equal number of shares of common stock of EBSI.

                  (e) From and after the effective time of the merger, the Certificate of Incorporation and the By-Laws of EBSI shall be the Certificate of Incorporation and the By-Laws of EBSI as in effect immediately prior to such effective time and said Certificate of Incorporation shall continue in full force and effect until amended and changed in the manner prescribed by the provisions of the General Corporation Law of the State of Delaware.

                  (f) The members of the Board of Directors and officers of @ebs shall be the members of the Board of Directors and the corresponding officers of the Surviving Corporation.

                  (g) From and after the effective time of the merger, the assets and liabilities of @ebs and of EBSI shall be entered on the books of EBSI at the amounts at which they shall be carried at such time on the respective books of @ebs and of EBSI, subject to such inter-corporate adjustments or eliminations, if any, as may be required to give effect to the merger; and, subject to such action as may be taken by the Board of Directors of EBSI, in accordance with generally accepted accounting principles, the capital and surplus of EBSI shall be equal to the capital and surplus of @ebs and of EBSI.

                  RESOLVED that the effective time of the Certificate of Ownership and Merger setting forth a copy of these resolutions shall be October 8, 1999, and that, insofar as the

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

                  General   Corporation   Law  of  the  State  of
                  Delaware shall govern the same, said time shall be the effective merger time.

                  RESOLVED that, in the event that the proposed merger shall not be terminated, the proper officers of @ebs be and they hereby are authorized and directed to make and execute a Certificate of Ownership and merger setting forth a copy of these resolutions to merger itself into EBSI and the date of adoption thereof, and to cause the same to be filed and recorded as provided by law, and to do all acts and things whatsoever, within the States of Florida and Delaware in any other appropriate jurisdiction, necessary or proper to effect this merger.

                  4. The proposed merger herein certified has been adopted, approved, certified, executed, and acknowledged by @ebs in accordance with the laws under which it is organized.

                  5. The effective time of the Certificate of Ownership and Merger, and the time when the merger therein certified shall become effective, shall be October 8, 1999.


Signed on October 4, 1999


                                @ebs, inc.

                                By: /s/ HAROLD S. FISCHER
                                ------------------------------------------------
                                Name:   Harold S. Fischer
                                Title:  President and Chief Executive Officer


                                ELECTRONIC BUSINESS SERVICES, INC.


                                By: /s/ HAROLD S. FISCHER
                                ------------------------------------------------
                                Name:   Harold S. Fischer
                                Title:  President and Chief Executive Officer


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